Exhibit 1.1 EXECUTION

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
Thornburg Mortgage Securities Trust 2003-2
Mortgage Pass-Through Certificates, Series 2003-2

TERMS AGREEMENT

Dated: as of March 31, 2003

To:       STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

Re:       Underwriting Agreement dated June 25, 1996

Underwriters:  Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc. and Lehman Brothers Inc.

Series Designation:   Thornburg Mortgage Securities Trust 2003-2, Mortgage Pass-Through Certificates, Series 2003-2

Class Designation of the Certificates:  Class A, Class M-1, Class M-2, Class R-1 and Class R-2 Certificates

Terms of the Certificates:
                                                               Ratings

Class   Original Principal Amount    Interest Rate      Moody's         S&P

A            $1,039,673,900             Variable         Aaa            AAA

M-1           $10,608,900               Variable         Aa2             AA

M-2           $10,608,900               Variable          A2              A

R-1               $50                     N/A          Not Rated        AAA

R-2               $50                     N/A          Not Rated        AAA

The Underwriters are purchasing, severally, only the Certificates set forth opposite their names in the tables below:

Class A Certificates

                                          Underwriting
Underwriters                                Discount        Principal Amount   Purchase Price (%)
------------                              ------------      ----------------   ------------------
Bear, Stearns & Co. Inc.............      0.25000%          $693,115,900       99.75000%
Greenwich Capital Markets, Inc......      0.25000%          $173,279,000       99.75000%
Lehman Brothers Inc.................      0.25000%          $173,279,000       99.75000%

Class M-1 Certificates

                                          Underwriting
Underwriters                                Discount        Principal Amount   Purchase Price (%)
------------                              ------------      ----------------   ------------------
Bear, Stearns & Co. Inc.............      0.25000%          $10,608,900         99.75000%
Greenwich Capital Markets, Inc......      -                 -                   -
Lehman Brothers Inc.................      -                 -                   -

Class M-2 Certificates

                                          Underwriting
Underwriters                                Discount        Principal Amount   Purchase Price (%)
------------                              ------------      ----------------   ------------------
Bear, Stearns & Co. Inc.............      0.25000%          $10,608,900         99.75000%
Greenwich Capital Markets, Inc......      -                 -                   -
Lehman Brothers Inc.................      -                 -                   -

Class R-1 Certificates

                                          Underwriting
Underwriters                                Discount        Principal Amount   Purchase Price (%)
------------                              ------------      ----------------   ------------------
Bear, Stearns & Co. Inc.............      -                 $50                100.00000%
Greenwich Capital Markets, Inc......      -                 -                   -
Lehman Brothers Inc.................      -                 -                   -

Class R-2 Certificates

                                          Underwriting
Underwriters                                Discount        Principal Amount   Purchase Price (%)
------------                              ------------      ----------------   ------------------
Bear, Stearns & Co. Inc.............      -                 $50                100.00000%
Greenwich Capital Markets, Inc......      -                 -                   -
Lehman Brothers Inc.................      -                 -                   -

The original principal amount of one or more Classes of Certificates may be increased or decreased by SAMI by up to 5%, depending upon the Mortgage Loans actually acquired by SAMI and delivered to the Trustee. In addition, the original principal amount of any Class of Certificates may be adjusted, as necessary, to obtain the required ratings on the Certificates from the Rating Agencies. Accordingly, any investor’s commitments with respect to the Certificates may be correspondingly decreased or increased.

The Certificates purchased by the Underwriters will be offered from time to time by the Underwriters in negotiated transactions at varying prices to be determined at the time of sale.

Amendments to Underwriting Agreement: The following provisions of the above-referenced Underwriting Agreement are hereby deleted and shall have no force or effect with respect to the Certificates: (a) Section 5(d) of the Underwriting Agreement is hereby deleted in its entirety and replaced with “[Reserved];"; (b) the phrase “and the stabilization legend required by Item 502(d)(1) under Regulation S-K of the Act” is hereby deleted from the third sentence in Section 7(b) and (c) Section 7(d) of the Underwriting Agreement is hereby amended by deleting in the proviso to the last sentence of the first paragraph thereof the phrase “the aggregate Purchase Price for the Offered Certificates” and replacing it with “the underwriting discounts and commissions received by such Underwriter”.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Trust, Pooling and Servicing Agreement dated as of March 1, 2003 among Structured Asset Mortgage Investments Inc., as seller, Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Deutsche Bank Trust Company Delaware, as Delaware trustee, and Thornburg Mortgage Home Loans, Inc.

Form of Certificates Being Purchased by the Underwriters: Book-entry except for the Class R-1 and Class R-2 Certificates which will be in certificated, fully registered form.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in April 2003.

Mortgage Assets: The Mortgage Loans to be included in the Trust are as described in Annex A hereto.

Credit Enhancement: None other than the subordination described in the related Prospectus Supplement.

Closing Date: April 3, 2003

Each of the undersigned Underwriters, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By: /s/ Michael Nierenberg
       Name: Michael Nierenberg
       Title: Sr. Managing Director

GREENWICH CAPITAL MARKETS, INC.

By: /s/ Shakti Radhakishun
       Name: Shakti Radhakishun
       Title: Vice President

LEHMAN BROTHERS INC.

By: /s/ Stanley Labanowski
       Name: Stanley Labanowski
       Title: Senior Vice President

Accepted:

STRUCTURED ASSET MORTGAGE
    INVESTMENTS INC.

By: /s/ Baron Silverstein
       Name: Baron Silverstein
        Title: Vice President

Annex A

Mortgage Loan Schedule

[Available Upon Request]